Exhibit 99.1

Finjan and Symantec Enter into a Confidential Definitive Agreement.

EAST PALO ALTO, CA – 03/01/18 -- Finjan Holdings, Inc. (NASDAQ:FNJN) and its subsidiary, Finjan, Inc. (collectively “Finjan”), and Symantec Corporation (NASDAQ:SYMC) and its subsidiary, Blue Coat Systems (collectively “Symantec”), today announce they entered into a Confidential Definitive Agreement on February 28, 2018, whereby the companies resolved all pending disputes.

About Finjan
Established over 20 years ago, Finjan is a globally recognized leader in cybersecurity. Finjan's inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation.

Investor Contact:
Vanessa Winter | Director of Investor Relations, Finjan Holdings
Valter Pinto | KCSA Strategic Communications
(650) 282-3245 | investors@finjan.com